Exhibit 10.2

LASALLE HOTEL PROPERTIES

TRUSTEE FEE DEFERRAL PROGRAM

This Trustee Fee Deferral Program (the “Program”) relates to the common shares, par value $.01 per share (the “Common Shares”), of LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”). This Program document describes the ability of independent trustees of the Company to defer receipt of certain trustees’ fees. The Program, as amended and restated, is effective January 28, 2009. The Program is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, the final Treasury Regulations thereunder, and other applicable Treasury guidance thereunder (together, “Section 409A”). The Program is a sub-plan of the LaSalle Hotel Properties 2009 Equity Incentive Plan.

DEFERRAL OF FEES PAID IN COMMON SHARES

Payment of Trustees’ Fees. Each trustee of the Company on the Board of Trustees (the “Board”) who is not also an employee of the Company\ or its affiliates (an “Independent Trustee”) currently receives one-half of his or her annual retainer fees for serving as a trustee in the form of cash and one-half of such fees in the form of Common Shares. The number of Common Shares into which such fees are converted is determined using the average closing price of the Common Shares during the month of December of the calendar year in which the fees are earned. The cash fees and the Common Shares are distributed to the Independent Trustee in January of the calendar year following the year in which the fees are earned. The Independent Trustee also may elect to have all or any part of the cash portion of such fees converted in the same manner and paid in the form of additional Common Shares.

Deferral Election. Each Independent Trustee may elect to have the entire portion of his or her annual retainer fees that will be paid in the form of Common Shares (including any cash fees that will be converted into additional shares) distributed:

(i) in a single payment, in January of the calendar year following the year in which such fees are earned,

(ii) in a single payment, on January 31st of the calendar year following the year in which he or she ceases to serve on the Board (provided that such cessation is a “separation from service” as defined in Section 409A (“Separation from Service”)), or

(iii) in five equal annual installment payments, beginning on January 31st of the calendar year following the year in which he or she ceases to serve on the Board (provided that such cessation is a Separation from Service).

If the Independent Trustee’s cessation of service as a Board member does not constitute a Separation from Service, then the payment provision elected pursuant to subparagraphs (ii) or (iii) above will be implemented by reference to the Independent Trustee’s later Separation from Service.

Notwithstanding the foregoing, upon the death of an Independent Trustee (whether or not he or she is still serving on the Board) and upon a Change in Control of the Company (defined as a “change in control event” of the Company, as described in Section 409A), any unpaid Common Shares for years prior to the year in which such event occurs, and an amount of cash reflecting the portion of the Independent Trustee’s annual retainer earned during such year up to the date of such event, will be distributed to the Independent Trustee or his or her designated representative, within ninety (90) days after such event.

An Independent Trustee may not elect to defer the payment of the portion of his or her fees that will be distributed in cash.

Manner of Making Elections. Each person who is an Independent Trustee may elect to defer the payment of any annual retainer fees that will be earned by him or her during the following calendar year. The election must be made on a form provided by the Company and must specify (i) what portion, if any, of the Independent Trustee’s cash fees should be converted into additional Common Shares, and (ii) which of the three distribution options described above should be used for the payment of the Independent Trustee’s Common Shares. The completed election form must be returned to the Secretary of the Company by December 31 before the beginning of the calendar year to which it relates, and the election will become irrevocable as of that December 31. If an Independent Trustee does not timely return a completed election form with respect to a calendar year, all of his or her annual retainer fees for that year will be distributed in a single payment (one-half Common Shares and one-half cash) in January of the year following the year in which the fees are earned.

Dividend Equivalent Rights. If an Independent Trustee elects to defer the distribution of any fees payable in the form of Common Shares until after he or she ceases to serve on the Board, the number of Common Shares payable to the Independent Trustee on such payment dates (as described above) will be increased to reflect any dividends that are paid with respect to the Common Shares during the period beginning on January 1st of the calendar year following the year in which the fees are earned and ending on the day before the Common Shares are distributed. Increases in connection with dividend equivalent rights will be for the number of Common Shares (rounded to the nearest whole number of Common Shares) determined by dividing (i) the product of the per share dollar value of each dividend with a record date during such period and the number of Common Shares (adjusted to reflect any prior increases) payable to the Independent Trustee as of such record date by (ii) the average closing price of the Common Shares during the 10 trading days, on which trading in the Common Shares occurs, preceding the first day on which the Common Shares begin trading without entitlement to the relevant dividend.

Rights of Independent Trustees. The claims of an Independent Trustee against the Company for undistributed or unpaid fees shall be no greater than the claims of a general, unsecured creditor, and no amounts or property shall be held in trust, earmarked or otherwise set aside by the Company to provide for the payment of such fees.

Amendment or Termination. The Board may amend or terminate this Program at any time. Any termination of the Program will be implemented in accordance with Section 409A.

Section 409A. This Program will be interpreted and construed in favor of it meeting the applicable requirements of Section 409A. The Company, in its reasonable discretion, may amend the Program (including retroactively) in any manner to conform with Section 409A. Despite the foregoing, the Company shall not guarantee any particular tax effect to the Independent Trustee of participation in the Program.

In addition, notwithstanding anything herein to the contrary, if an Independent Trustee is a “specified employee,” as defined in Section 409A, as of the date of his or her Separation from Service, payment or commencement of payment under the Program to such Independent Trustee will not be made before the date that is six (6) months after the date of his or her Separation from Service (or, if earlier than the end of the six-month period, the date of death of the Independent Trustee). Payments to which a “specified employee” would otherwise be entitled during this period will be accumulated and paid, without interest, on the first business day of the seventh (7th) month following the date of his or her Separation from Service. If the Independent Trustee dies during the 6-month delay, payment will be made within ninety (90) days after his or her death. The determination of whether an Independent Trustee is a “specified employee” will be made by the Compensation Committee of the Board, and all Independent Trustees will be bound by that determination.

LASALLE HOTEL PROPERTIES

Independent Trustee Retainer Election Form

For 2009 Retainer

Independent Trustees of LaSalle Hotel Properties (the “Company”) receive ½ of their annual retainers in the form of Common Shares and ½ of their annual retainers in the form of cash; provided, however, that each Independent Trustee may elect to receive any or all of the cash portion of the annual retainer in the form of Common Shares.

PLEASE COMPLETE BOTH PORTIONS OF THIS FORM AND

FAX IT TO HANS S. WEGER AT 202-941-1553

Cash/Common Share Election

The undersigned Independent Trustee hereby irrevocably elects to receive the cash portion of his 2009 annual retainer as indicated below:

_______	The undersigned elects to receive the ½ of the undersigned’s annual retainer in the form of cash.

_______	In lieu of cash, the undersigned elects to receive % of the ½ of the undersigned’s annual retainer otherwise payable in cash in the form of Common Shares.

Deferral Election

The undersigned Independent Trustee hereby irrevocably elects to receive the Common Shares (including any Common Shares attributable to dividend equivalent rights) payable to him with respect to the portion of 2009 annual retainer as indicated below:

_______	The undersigned elects to receive the Common Shares in January 2010.

_______	The undersigned elects to receive the Common Shares in a single payment, on January 31 of the calendar year following the year in which the undersigned ceases to serve on the Board (provided that such cessation is a Separation from Service).

_______	The undersigned elects to receive the Common Shares in five equal annual installment payments beginning on January 31 of the calendar year following the year in which the undersigned ceases to serve on the Board (provided that such cessation is a Separation from Service).

If the Independent Trustee’s cessation of service as a Board member does not constitute a Separation from Service, then the payment provisions described above will be implemented by reference to the Independent Trustee’s later Separation from Service.

I certify that I have received, read, and understand the provisions of the Trustee Fee Deferral Program (the “Program”), and agree to the provisions therein. The Program is incorporated by reference into this election form.

Date:	Name:

Signature: